Exhibit 10.1 Transfer of Shares Agreement for Rico Staete B.V.

TRANSFER OF SHARES

This nineteenth day of July Two-thousand seven, there appeared before me, Mr. Theodor Franciscus Hubertus Reijnen, civil law notary practicing in Haarlemmermeer:

1.   Mr. Lambertus Josephus Cornelius Maria Kassing, residing at 3981 AH Bunnik, Schoudermantel 52, born in Utrecht on the tenth of July nineteen hundred sixty-five, unmarried and not registered as partner within the meaning of a registered partnership, holder of a Dutch drivers license with number 3197901295, issued in Bunnik on the seventh of January two thousand and two, for these presents acting as Director with independent authority of:

the Stichting Administratiekantoor Thomas Foundation, having its registered office in Maarssen (The Netherlands), having its main office at 2231 HV Rijnsburg (The Netherlands), Brouwerstraat 138C, entered in the commercial register of the Chamber of Commerce and Industry for Utrecht and environment under file number 30213297, for these presents acting as independently authorised Managing Director of:

the private company with limited liability: Machine Transport Midden-Nederland B.V.. having its registered office in Bunnik (The Netherlands), having its main office at 2231 HV Rijnsburg (The Netherlands), Brouwerstraat 138C, entered in the commercial register of the Chamber of Commerce and Industry for Utrecht under file number 30157069, to be referred to hereinafter as "Vendor"; and

2.    Mr. David Havenaar, born in 's-Gravenhage on the seventh of March nineteen hundred and sixty-three, residing at 3024 VD Rotterdam (The Netherlands), Willem Buytewechstraat 118 C 2, unmarried and not registered as a partner, holder of a Dutch passport, number: NK4376171, issued in Rotterdam (The Netherlands) on the ninth of February two thousand and six, who when granting the power of attorney acted as independently authorised Managing Director of: the private company with limited liability: Royal Invest Europe B.V., having its registered office in Amsterdam (The Netherlands), having its main office at 1066 EE Amsterdam (The Netherlands), Ditlaar 7, entered in the commercial register of the Chamber of Commerce and Industry for Amsterdam under file number 34130365, to be referred to hereinafter as "Purchaser":

The persons appearing, acting as aforesaid, made the following statement:

PURCHASE. SALE AND TRANSFER.

Article 1.

The Vendor has sold and hereby transfers to the Purchaser, and the Purchaser has bought and hereby accepts from the Vendor:

One hundred and thirty (130) shares, numbers 1 to and including 130 , of a nominal value of two hundred and fifty guilders (fl 250.00 ) each -hereinafter referred to as "the Shares"- in the capital of Rico Staete B.V., a private company with limited liability whose registered office is in Amsterdam and whose place of business is at 1067 SX Amsterdam, Osdorperweg 522a , company number B.V. 236.586 , hereinafter referred to as "the Company".
The aforesaid contract of sale has not been recorded in writing.

PURCHASE PRICE.

Article 2.

The Shares have been purchased for the price of one million thirty-eight thousand and nine hundred sixty-nine euro (EUR 1,038,969.00 ); said purchase price shall be left outstanding as a debt from the Purchaser to the Vendor on a loan account in accordance to terms and conditions to be agreed upon in a separate loan agreement

ACQUISITION BY VENDOR.

Article 3.

The Shares were acquired by the Vendor by a deed of purchase and transfer of shares, executed on this day before me, notary.

GUARANTEES.
Article 4.

The seller guarantees the purchaser:

a.    the company has been incorporated by deed passed on the twenty-first of December nineteen hundred eighty-one; after the incorporation the Articles of Incorporation have most recently been amended by deed passed on the second of November nineteen hundred ninety-eight   before Mr. H. van Wilsum, at the time civil-law notary practising in Amsterdam;

b. the company and its enterprise have been registered in the trade register of the Chamber of Commerce and Industry for Amsterdam under file number 33288149;

c. the shares form one hundred thirty (130) of the one hundred forty (140) issued shares in the capital of the company;

        d.    all shares have been fully paid up;

e.   the seller is the sole party entitled to the shares and has power of alienation thereof; the transfer restrictions included in the Articles of Incorporation have been duly respected as emerges from a written document to be attached to this deed; (ATTACHMENT)

f. in respect of the shares no rights of preference or other rights exist on the force of which any person may be entitled to demand transfer of one or more of the shares;

g. none of the shares are encumbered with any pledge or usufruct, nor does any right exist to the acquisition of pledge or usufruct; none of the shares are the subject of any attachment;

h. no other person than the seller has the beneficial ownership of any of the shares; especially no depositary receipts for shares have been assigned;

        i.     the company never made any statement as referred to in article 2:403 of the Dutch Civil Code;

j.   the company shall in no way be liable for debts on account of tax or social insurance  laws, neither because it is or was connected to  other companies/ enterprises in a tax unit, nor on any other account;

k. the company is not under any obligation to assign shares in its capital, neither on the force of a decision made to issuance, nor for any other reason;

1.   no as yet unexecuted resolutions exist of the general meeting of shareholders of the company or of any other body to pay any profit distribution or to distribute any reserve; neither has any resolution been passed to wind up the company, or to have the company merge with any other company, or to amend the Articles of Association of the company;

m. the company is not a body as referred to in article 4, paragraph 1 under a of the Legal Transactions (Taxation) Act.

n. the correctness and the completeness of the draft balance sheet of the thirty-first of March two thousand and seven, from which a copy will be attached to this deed.

(ATTACHMENT)

TITLE DEEDS. INFORMATION.

Article 5.

1. The seller has submitted to the purchaser all existing title deeds and other documents as referred to in article 7:9 of the Dutch Civil Code.

2.   The seller has further supplied all information, data and documents of importance to the purchaser to achieve an accurate appraisal of the company and its assets and liabilities. The seller is not aware of any facts or circumstances of which it knows or should assume that the purchaser, had it been aware of them, would not have entered into the agreement or have entered it only on different terms.

ENTITLEMENT TO DIVIDEND.
Article 6.

From the first of June two thousand seven the shares shall be for the account and risk of the purchaser, with all the rights and obligations attached thereto.

COSTS.
Article 7.

The costs incidental to the transfer, including the costs of this deed, shall be for the account of the purchaser.

GUARANTEE OF THE PURCHASER.
Article 8.

The purchaser guarantees the seller that it will never be held liable for tax arrears on account of the stipulations in articles 36 up to and including 40 of the Collection of State Taxes Act 1990, in so far as this liability is caused by an activity or omission of the purchaser.

WAIVER.

Article 9.

The seller and the purchaser hereby waive the right to dissolve or annul the agreement upon which this transfer is based or to cause it to be dissolved or annulled.

ACKNOWLEDGEMENT

The person sub 1 appearing acting herein in his capacity of director of the foundation Stichting Administratiekantoor Thomas, beforementioned, which foundation acts as Director with independent authority of FVG B.V.. a private company with limited liability,  a private company with limited liability, whose registered office is in Amsterdam, whose place of business is at 1067 SX Amsterdam, Osdorperweg 518 E, registered in the Commercial Register of the Chamber of Commerce and Industry in Amsterdam under number 33242164, the last mentioned company acting as Director with independent authority of The Company who stated that the Company hereby acknowledges the transfer of shares in its capital as recorded in this deed and that the Company shall ensure that the transfer of the Shares and the acknowledgment of this transfer shall forthwith be entered in the register of shareholders.

OF WHICH THIS DEED was passed in one original copy in Haarlemmermeer, on the date as mentioned in the heading of this deed.

After the content of this deed, with an explanation, was concisely communicated to the persons appearing, they unanimously declared to have taken cognizance of the content of this deed and not to wish to have it read to them in its entirety.

Subsequently the persons appearing who had identified themselves to me, and me, the civil law notary, signed this deed, after partly reading in accordance with the law.

Seller:

 /s/ Lambertus Kassing
Lambertus Kassing
Machine Transport Midden-Nederland B.V.

Buyer:

 /s/ David Havenaar
David Havenaar
Royal Invest Europe B.V.